CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of our reports dated April 28, 2006 and April 19, 2006, relating to the financial statements of TIAA-CREF Life Separate Account VLI-1 and TIAA-CREF Life Insurance Company, respectvely, which appear in such Registration Statement. We also consent to the refrences to us under the headings “Independent Registered Public Accounting Firms” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

April 28, 2006